As filed with the Securities and Exchange Commission on May 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-Mobile US, Inc.

T-Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	20-0836269 91-1983600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Additional Registrants

(See Table of Additional Registrants on next page)

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark W. Nelson

Executive Vice President and General Counsel

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Daniel J. Bursky

Mark Hayek

John Lawrence

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS

In addition to T-Mobile US, Inc., the following direct or indirect subsidiaries of T-Mobile USA, Inc. may be guarantors of debt securities issued by T-Mobile USA, Inc. and are Co-Registrants:

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
American Telecasting of Seattle, LLC	Delaware	54-1540851
APC Realty and Equipment Company, LLC	Delaware	52-2013278
Assurance Wireless of South Carolina, LLC	Delaware	Not applicable
Assurance Wireless USA, L.P.	Delaware	94-3410099
ATI Sub, LLC	Delaware	26-2670017
Clear Wireless LLC	Nevada	26-3821888
Clearwire Communications LLC	Delaware	26-3783012
Clearwire Legacy LLC	Delaware	26-3791581
Clearwire Spectrum Holdings II LLC	Nevada	Not applicable
Clearwire Spectrum Holdings III LLC	Nevada	Not applicable
Clearwire Spectrum Holdings LLC	Nevada	Not applicable
Fixed Wireless Holdings, LLC	Delaware	75-3120884
IBSV LLC	Delaware	91-2116910
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, LLC	Delaware	20-2509038
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
Nextel Retail Stores, LLC	Delaware	54-2021574
Nextel South Corp.	Georgia	58-2038468
Nextel Systems, LLC	Delaware	54-1878330
Nextel West Corp.	Delaware	84-1116272
NSAC, LLC	Delaware	54-1879079
PRWireless PR, LLC	Delaware	20-5942061
PushSpring, LLC	Delaware	46-2545203
Sprint Capital Corporation	Delaware	48-1132866
Sprint Communications LLC	Delaware	48-0457967
Sprint LLC	Delaware	46-1170005
Sprint PCS Assets, L.L.C.	Delaware	33-0783958
Sprint Solutions LLC	Delaware	47-0882463
Sprint Spectrum LLC	Delaware	48-1165245
Sprint Spectrum Realty Company, LLC	Delaware	43-1746021
SprintCom LLC	Kansas	48-1187511
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile Financial LLC	Delaware	47-1324347
T-Mobile Innovations LLC	Delaware	Not applicable
T-Mobile Leasing LLC	Delaware	47-5079638
T-Mobile License LLC	Delaware	91-1917328
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577

i

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources LLC	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile West LLC	Delaware	36-4027581
TDI Acquisition Sub, LLC	Delaware	26-2671363
TMUS International LLC	Delaware	91-2116909
TVN Ventures LLC	Delaware	Not applicable
VMU GP, LLC	Delaware	Not applicable
WBSY Licensing, LLC	Delaware	36-4046585

(1)	The address of each registrant is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

ii

PROSPECTUS

T-MOBILE US, INC.

Common Stock

Preferred Stock

Guarantees of Debt Securities of T-Mobile USA, Inc.

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

T-MOBILE USA, INC.

Debt Securities

T-Mobile US, Inc. (the “Company”), may, from time to time, offer to sell, in one or more offerings, the securities described in this prospectus. In addition, selling securityholders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We will not receive any of the proceeds from the sale of the common stock by the selling securityholders.

The specific terms of any securities to be offered will be described in a supplement to this prospectus.

The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol “TMUS.”

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus, and any applicable prospectus supplement, and in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we or certain selling securityholders may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or certain selling securityholders may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities being offered. A prospectus supplement may add, update or change information contained in this prospectus. If information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

In this prospectus, unless the context indicates otherwise, references to “T-Mobile US,” “Parent,” the “Company” and “our Company” refer to T-Mobile US, Inc. and references to “T-Mobile,” “we,” “our,” “ours” and “us” refer to T-Mobile US, Inc. and its subsidiaries. T-Mobile US, Inc. has no operations separate from its investment in T-Mobile USA, Inc. (“T-Mobile USA”). Accordingly, unless otherwise noted, all of the financial information in this prospectus is presented on a consolidated basis of T-Mobile. References to “you” refer to a prospective investor.

ABOUT US

We are America’s supercharged Un-carrier. Through our Un-carrier strategy, we have disrupted the wireless communications services industry by actively engaging with and listening to our customers and focusing on eliminating their existing pain points. This includes providing added value and what we believe is an exceptional experience while implementing signature Un-carrier initiatives that have changed the wireless industry. We ended annual service contracts, overages, unpredictable international roaming fees and data buckets, among other things. We are inspired by a relentless customer experience focus, consistently leading the wireless industry in customer care by delivering award-winning customer experience with our “Team of Experts,” which drives our record-high customer satisfaction levels while enabling operational efficiencies.

We provide wireless communications services to postpaid and prepaid customers and generate revenue by providing affordable wireless communications services to these customers, as well as a wide selection of wireless devices and accessories. We also provide wholesale wireless services to various partners, who then offer the services for sale to their customers. Our most significant expenses relate to operating and expanding our network, providing a full range of devices, acquiring and retaining high-quality customers and compensating employees. We provide services, devices and accessories across our flagship brands, T-Mobile and Metro by T-Mobile, through our owned and operated retail stores, as well as through our websites (www.t-mobile.com and www.metrobyt-mobile.com), T-Mobile app, customer care channels and through national retailers. In addition, we sell devices to dealers and other third-party distributors for resale through independent third-party retail outlets and a variety of third-party websites. The information on our websites is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement (except for our SEC reports expressly incorporated by reference herein or therein).

Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the documents incorporated by reference and our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The following important factors, along with the risk factors identified under “Risk Factors” and the risk factors incorporated by reference herein, could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:

•	competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity;

•	criminal cyberattacks, disruption, data loss or other security breaches;

•	our inability to take advantage of technological developments on a timely basis;

•	our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture;

•	system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems;

•	the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use;

•

the difficulties in maintaining multiple billing systems following our merger (the “Merger”) with Sprint Corporation (“Sprint”) pursuant to a Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and any unanticipated difficulties, disruption, or significant delays in our long-term strategy to convert Sprint’s legacy customers onto T-Mobile’s billing platforms;

•

the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Merger and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“Deutsche Telekom”), Sprint, SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years;

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adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruptions and impacts of current geopolitical instability caused by the war in Ukraine;

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our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith;

•	the timing and effects of any future acquisition, divestiture, investment, or merger involving us;

•	any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business;

•	our inability to fully realize the synergy benefits from the Transactions in the expected time frame;

•	our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein;

•	changes in the credit market conditions, credit rating downgrades or an inability to access debt markets;

•	restrictive covenants including the agreements governing our indebtedness and other financings;

•	the risk of future material weaknesses we may identify or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage;

•	any changes in regulations or in the regulatory framework under which we operate;

•	laws and regulations relating to the handling of privacy and data protection;

•	unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings;

•	our offering of regulated financial services products and exposure to a wide variety of state and federal regulations;

•	new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations;

•	our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked;

•	our exclusive forum provision as provided in our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”);

•	interests of Deutsche Telekom, our controlling stockholder, that may differ from the interests of other stockholders;

•

future sales of our common stock by Deutsche Telekom and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; and

•

our 2022 Stock Repurchase Program, authorized by our Board of Directors on September 8, 2022 for up to $14.0 billion of our common stock through September 30, 2023, may not be fully consummated, and our share repurchase program may not enhance long-term stockholder value.

Additional information concerning these and other risk factors is contained in the documents incorporated by reference.

Forward-looking statements in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference speak only as of the date of this prospectus, the applicable prospectus supplement or the applicable document incorporated by reference (or such earlier date as may be specified in the applicable prospectus supplement or other document), as applicable, are based on assumptions and expectations as of such dates, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or predict, including the factors above. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. For more information, see the section entitled “Where You Can Find More Information.” The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us described in this prospectus for general corporate purposes, which could include working capital, capital expenditures, the repayment or refinancing, in whole or in part, of debt, acquisition of additional spectrum, asset or business acquisitions, repurchase, redemption or retirement of securities, corporate development opportunities and future technology initiatives. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

We may issue debt securities and guarantees of debt securities. We will set forth in the accompanying prospectus supplement a description of the debt securities and guarantees of debt securities that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities and guarantees being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

•	the title of the series of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•

the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•

if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

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the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

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the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

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the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000;

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the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

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if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•

whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

•	any other specific terms of the offered debt securities.

DESCRIPTION OF CAPITAL STOCK

The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Company’s Certificate of Incorporation, the Company’s Seventh Amended and Restated Bylaws (“Bylaws”), the Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020 (the “Stockholders’ Agreement”), by and among the Company, Deutsche Telekom and SoftBank, the Proxy, Lock-up and ROFR Agreement, dated as of April 1, 2020, by and between Deutsche Telekom and SoftBank (the “SoftBank Proxy Agreement”) and the Proxy, Lock-up and ROFR Agreement, dated as of June 22, 2020, (the “Claure Proxy Agreement” and together with the SoftBank Proxy Agreement, the “Proxy Agreements”), by and among Deutsche Telekom, Claure Mobile LLC (“CM LLC”), and Marcelo Claure, each of which are exhibits to our Annual Report on Form 10- K, and applicable provisions of the General Corporation Law of the State of Delaware.

General

Pursuant to our Certificate of Incorporation, the total number of shares of capital stock that the Company is authorized to issue is two billion one hundred million (2,100,000,000), comprising two billion (2,000,000,000) shares of common stock with a par value of $0.00001 per share and one hundred million (100,000,000) shares of preferred stock with a par value of $0.00001 per share. The rights and privileges of holders of common stock are subject to the rights and privileges of the holders of any series of preferred stock that we may issue in the future.

Common Stock

Voting Rights

Holders of our common stock have the right to vote on every matter submitted to a vote of our stockholders other than any matter on which only the holders of preferred stock are entitled to vote separately as a class. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.

Classification of the Board of Directors

All of the directors of the Company shall be of one class and shall be elected annually. Each director shall hold office until the next annual meeting of stockholders and shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Dividend, Liquidation and Other Rights

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends (including holders of preferred stock), the holders of common stock will share equally on a per share basis any dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will, after satisfaction of all of our liabilities and subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to distributions in the event of liquidation, dissolution or winding up (including holders of preferred stock), be entitled to a ratable share of any distribution to stockholders. Our common stock carries no preemptive or other subscription rights to purchase shares of our common stock and is not convertible, assessable or entitled to the benefits of any sinking fund.

Redemption Provisions

Pursuant to our Certificate of Incorporation, if a holder of our common stock acquires additional shares of our common stock or otherwise is attributed with ownership of such shares that would cause us to violate specified Federal Communications Commission (“FCC”) rules or regulations, we may, at the option of our board of directors, redeem from the holder or holders causing the violation of the FCC’s rules shares of our common stock sufficient to eliminate the violation.

The redemption price will be a price mutually determined by us and such stockholders, but if no agreement can be reached, the redemption price will be either:

•	75% of the fair market value of our common stock being redeemed, if the holder caused the FCC violation; or

•	100% of the fair market value of our common stock being redeemed, if the FCC violation was not caused by the holder.

The foregoing redemption rights do not apply to any shares of our common stock or preferred stock beneficially owned by Deutsche Telekom or SoftBank. If any waivers or approvals are required from the FCC in order for Deutsche Telekom to acquire or hold any shares of our common stock or preferred stock, Deutsche Telekom is required by the Certificate of Incorporation to cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals. If any waivers or approvals are required from the FCC in order for SoftBank to acquire or hold any shares of our common stock or preferred stock, SoftBank are required by the Certificate of Incorporation to cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals.

Preferred Stock

Subject to the provisions of our Certificate of Incorporation and the limitations prescribed by law, our Certificate of Incorporation authorizes our board of directors to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be superior to those of our common stock, without further vote or action by the stockholders. We currently have no shares of preferred stock outstanding.

One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result, protect the continuity of our management. The issuance of shares of preferred stock under our board of directors’ authority described above may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by us may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware law

The Company is subject to Section 203 of the General Corporation Law of the State of Delaware (“Section 203”), which generally provides that an “interested stockholder” cannot engage in a “business combination” (as those terms are defined in Section 203) with the Company for a period of three years after the stockholder became an “interested stockholder,” unless:

•	before such time the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and by certain employee stock plans; or

•

at or after such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.

An “interested stockholder” is a person:

•	who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock; or

•	who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation’s outstanding voting stock within three years.

The provisions of Delaware law described above along with our Certificate of Incorporation would make more difficult or discourage a proxy contest or acquisition of control by a holder of a substantial block of our common stock or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of our Company, even though such an attempt might be beneficial to us and our stockholders.

Certain Other Provisions of Our Certificate of Incorporation and Bylaws

The following provisions of our Certificate of Incorporation and Bylaws could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.

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Advance notice of director nominations and matters to be acted upon at meetings. Our Bylaws contain advance notice requirements for nominations by stockholders for the election of directors to serve on our board of directors and for proposing other items of business that can be acted upon by stockholders at stockholder meetings.

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Amendment to Bylaws. Our Certificate of Incorporation provides that our Bylaws may be amended upon the affirmative vote of the holders of shares having a majority of the aggregate voting power of all outstanding shares of our capital stock then entitled to vote on amendments to our Bylaws. Our Certificate of Incorporation also provides that our board of directors is authorized to make, alter or repeal our Bylaws without further stockholder approval.

•

Special meeting of stockholders. Our Certificate of Incorporation provides that a special meeting of our stockholders (i) may be called by the chairperson of our board of directors or our chief executive officer and (ii) must be called by our secretary at the request of (a) a majority of our board of directors or (b) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of our common stock, the holders of not less than 33-1⁄3% of the voting power of all of the outstanding voting stock of our Company entitled to vote generally for the election of directors.

•

Stockholder Action by Written Consent. Our Certificate of Incorporation provides that as long as Deutsche Telekom beneficially owns 25% or more of the outstanding common stock and any other securities of the Company that are entitled to vote in the election of directors (collectively, “T-Mobile Voting Securities”), stockholders may act by written consent in lieu of a meeting.

•

Board representation. Our Certificate of Incorporation incorporates provisions of the Stockholders’ Agreement providing Deutsche Telekom with certain rights to designate a number of designees to our board of directors as described below under “Stockholders’ Agreement.”

•

Special consent rights. Our Certificate of Incorporation provides Deutsche Telekom with the same consent rights as are set forth in the Stockholders’ Agreement with respect to our ability to take certain actions as described below under “Stockholders’ Agreement”.

•

Authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

•

Cumulative voting. Our Certificate of Incorporation does not permit cumulative voting in the election of directors. Instead, any election of directors will be decided by a plurality of the votes cast (in person or by proxy) by holders of our stock entitled to vote thereon.

Stockholders’ Agreement

Pursuant to the Stockholders’ Agreement, Deutsche Telekom has certain rights to designate individuals to be nominees for election to our board of directors and certain committees thereof. Pursuant to the Stockholders’ Agreement, at all times when Deutsche Telekom, SoftBank and Marcelo Claure beneficially own at least 50% of the outstanding T-Mobile Voting Securities in the aggregate and any such T-Mobile Voting Security continues to be subject to a voting proxy under either of the Proxy Agreements, (i) our board of directors will consist of a total of 14 directors (except in cases of resignations, retirements, deaths or removals, pending any new appointments), (ii) Deutsche Telekom has the right to designate a specified number of nominees for election to our board of directors in accordance with the terms of the Stockholders’ Agreement, subject to certain requirements, including requirements with respect to the “independence” of certain nominees under applicable stock exchange listing standards and rules of the SEC, (iii) the chairperson of our board of directors will be a Deutsche Telekom designee and (iv) our board of directors will have certain committees, which committees will be comprised in the manner specified in the Stockholders’ Agreement. The Stockholders’ Agreement further provides that at all times when Deutsche Telekom, SoftBank and Marcelo Claure beneficially own less than 50% of the outstanding T-Mobile Voting Securities in the aggregate or no T-Mobile Voting Security continues to be subject to a voting proxy under either of the Proxy Agreements, then, in each case, (i) Deutsche Telekom has the right to designate a number of nominees for election to our board of directors equal to the percentage of T-Mobile Voting Securities that it beneficially owns (provided that such percentage is 10% or more) multiplied by the number of directors on our board of directors, rounded to the nearest whole number greater than zero and (ii) board committees will comprise designees of Deutsche Telekom in percentages determined by the Stockholders’ Agreement, subject to certain exceptions.

As of the date of this prospectus, Deutsche Telekom has the right to designate ten individuals to be nominees for election to our board of directors. As of the date of this prospectus, our board of directors consists of a total of 13 directors, including nine directors designated by Deutsche Telekom and G. Michael Sievert, our President and Chief Executive Officer.

In addition, pursuant to the Stockholders’ Agreement, until the DT Specified Actions Termination Date (as described below and defined in the Stockholders’ Agreement), we are restricted from taking certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness to which Deutsche Telekom or any of its affiliates is a party, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1.0 billion, (d) changing the size of our board of directors, (e) subject to certain exceptions, issuing equity of 10% or more of the then-outstanding shares of our common stock, or issuing equity to redeem debt held by Deutsche Telekom, (f) repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis, or (g) making certain changes involving our chief executive officer. The DT Specified Actions Termination Date would occur only after Deutsche Telekom ceases to beneficially own 30% or more of the outstanding T-Mobile Voting Securities (and in certain cases only if Deutsche Telekom does not subsequently re-acquire such beneficial ownership within a specified period). In addition, we have agreed that, without the prior written consent of Deutsche Telekom, we will not amend our Certificate of Incorporation and Bylaws in any manner that could limit, restrict or adversely affect Deutsche Telekom’s rights under the Stockholders’ Agreement for as long as Deutsche Telekom beneficially owns 5% or more of the outstanding T-Mobile Voting Securities.

During the term of the Stockholders’ Agreement, Deutsche Telekom is not permitted to, and is required to cause the Deutsche Telekom designees then serving as directors on our board of directors not to, support, enter into or vote in favor of (a) any transaction in which the aggregate amount involved exceeds, or may be expected to exceed, $120,000 between or involving both (i) the Company and (ii) Deutsche Telekom and its affiliates, unless such transaction is approved unanimously by the audit committee of our board of directors or, for amendments to previously approved transactions, by a majority of the audit committee of our board of directors.

Pursuant to the Stockholders’ Agreement, Deutsche Telekom and its affiliates are generally prohibited from acquiring common stock that would cause their collective beneficial ownership to exceed a certain percentage of the outstanding T-Mobile Voting Securities unless such acquiring stockholder makes an offer to acquire all of the then-remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by a majority of the directors on our board of directors, which majority includes a majority of the directors who are not affiliated with Deutsche Telekom or SoftBank under the terms of the Stockholders’ Agreement (the “Required Approval”), or (ii) accepted or approved by holders (other than Deutsche Telekom, SoftBank and their respective affiliates) of a majority of the shares of our common stock (other than shares held by Deutsche Telekom, SoftBank and their respective affiliates). Deutsche Telekom is also prohibited from transferring any shares of our common stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of our common stock, subject to certain exceptions, unless the transfer is approved by our board of directors (including the Required Approval) or the transferee offers to acquire all of the then outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed transfer.

Subject to specified limitations, Deutsche Telekom has the right to request that we file, from time to time, a registration statement or prospectus supplement to a registration statement for the resale of shares of our common stock and debt securities beneficially owned by Deutsche Telekom. In addition, Deutsche Telekom has piggyback registration rights with respect to any offering that we initiate. Any transferee of Deutsche Telekom who acquires at least 5% of either the registrable equity securities or the registrable debt securities pursuant to a transaction that is not registered under the Securities Act will be entitled to enjoy the same registration rights as Deutsche Telekom, as applicable, as long as the registrable securities held by such transferee may not be sold or disposed of pursuant to Rule 144 under the Securities Act without volume limitations.

The Stockholders’ Agreement sets forth certain additional rights and obligations of Deutsche Telekom, including information rights and non-competition restrictions.

The foregoing summary of the Amended and Restated Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Amended and Restated Stockholders’ Agreement, which is included as Exhibit 4.2 hereto.

Proxy Agreements

The SoftBank Proxy Agreement establishes between Deutsche Telekom and SoftBank certain rights and obligations in respect of the shares of common stock owned by each of Deutsche Telekom, SoftBank and certain of their respective affiliates to enable Deutsche Telekom to consolidate T-Mobile into Deutsche Telekom’s financial statements. Pursuant to the SoftBank Proxy Agreement, at any meeting of the stockholders of the Company, the shares of common stock beneficially owned by SoftBank will be voted in the manner directed by Deutsche Telekom, which obligation will terminate upon the earliest of: (i) with respect to each such share of common stock, the date on which such share is transferred to a third party in accordance with the terms of the SoftBank Proxy Agreement, subject to certain exceptions, (ii) the date on which Deutsche Telekom owns 55% or more of the outstanding T-Mobile Voting Securities and (iii) the date on which Deutsche Telekom has transferred an aggregate number of shares representing 5% or more of the outstanding common stock as of immediately following the effective time of the merger of a wholly owned subsidiary of T-Mobile with and into Sprint pursuant to the terms of the Business Combination Agreement (the “Effective Time”). The SoftBank Proxy Agreement also contains certain restrictions on the ability of each of SoftBank and Deutsche Telekom to transfer or acquire shares of our common stock, including that each of SoftBank and Deutsche Telekom is not permitted to transfer its shares without the prior written consent of the other stockholder from and after the Effective Time until the fourth anniversary of the Effective Time, subject to certain exceptions, including for transfers of up to 5% of the common stock outstanding as of the Effective Time beginning after the first anniversary of the Effective Time and up to an additional 10% of the common stock outstanding as of the Effective Time beginning after the second anniversary of the Effective Time. Deutsche Telekom and SoftBank have also agreed to further limitations upon the ability of SoftBank to transfer shares of our common stock.

The Claure Proxy Agreement establishes among Deutsche Telekom, CM LLC and Marcelo Claure certain rights and obligations in respect of the shares of common stock owned by CM LLC and certain of its affiliates, including Marcelo Claure, to enable Deutsche Telekom to consolidate T-Mobile into Deutsche Telekom’s financial statements. Pursuant to the Claure Proxy Agreement, at any meeting of the stockholders of the Company, the shares of common stock beneficially owned by CM LLC will be voted in the manner directed by Deutsche Telekom, which obligation will terminate upon the earliest of: (i) with respect to each such share of common stock, the date on which such share is transferred to a third party in accordance with the terms of the Proxy Agreement, subject to certain exceptions, (ii) the date on which Deutsche Telekom owns 55% or more of the outstanding T-Mobile Voting Securities and (iii) the date on which Deutsche Telekom has transferred an aggregate number of shares representing 5% or more of the outstanding common stock as of June 22, 2020. The Claure Proxy Agreement also contains certain restrictions on the ability of CM LLC and other entities related to Mr. Claure to transfer or acquire shares of our common stock, including a prohibition on transfer of shares without the prior written consent of Deutsche Telekom until April 1, 2024, subject to certain exceptions.

As a result of the Proxy Agreements, we are a “controlled company” for purposes of the rules of The NASDAQ Stock Market LLC (“NASDAQ”), which provides us with exemptions from certain corporate governance requirements under NASDAQ rules.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws:

•

eliminate the personal liability of directors for monetary damages resulting from breaches of fiduciary duty to the extent permitted by Delaware law, except (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for willful or negligent payment of unlawful dividends, or (iv) for any transaction from which the director derived an improper personal benefit; and

•	indemnify directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary.

We believe that these provisions are necessary to attract and retain qualified directors and officers. We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

Director Removal

Our Certificate of Incorporation provides that, subject to certain rights of the holders of any preferred stock, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent.

Governing Law; Forum for Adjudication of Disputes

Our Certificate of Incorporation provides that our Certificate of Incorporation and the internal affairs of our Company shall be governed by and interpreted under the laws of the State of Delaware. In addition, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation or the Company’s Bylaws or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine. This choice of forum provision does not waive our compliance with our obligations under the federal securities laws and the rules and regulations thereunder. Moreover, the provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or by the Securities Act.

Corporate Opportunities

Our Certificate of Incorporation provides, as permitted by the DGCL, that our non-employee directors have no obligation to offer us a corporate opportunity to participate in business opportunities presented to them or their respective affiliates even if the opportunity is one that we might reasonably have pursued, unless such corporate opportunity is offered to such director in his or her capacity as a director of our Company. Stockholders will be deemed to have notice of and consented to this provision of our Certificate of Incorporation.

Listing of Common Stock

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TMUS.”

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, rights, purchase contracts or units that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Selling securityholders may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement. Selling securityholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities being offered hereby:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	through a combination of any of the above methods of sale; or

•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NASDAQ Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or any selling securityholder or by agents designated by us or any selling securityholder from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we or any selling securityholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we and any selling securityholder will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we and any selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to the particular shares of common stock being distributed. All of the above may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and certain matters pertaining to the laws of Georgia, Kansas and Nevada will be passed upon for us by Polsinelli PC, Kansas City, Missouri.

EXPERTS

The financial statements of T-Mobile US, Inc. as of and for the year ended December 31, 2022, incorporated by reference in this prospectus by reference to T-Mobile US, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of T-Mobile US, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements as of December 31, 2021 and for the each of the two years in the period ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC are also available on our website at www.t-mobile.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement (except for our SEC reports expressly incorporated by reference herein or therein).

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):

•

the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February  14, 2023, including those portions of the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023 that are incorporated by reference in such Annual Report;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on April 27, 2023;

•	the Company’s Current Reports on Form 8-K filed with the SEC on January 19, 2023, February 3, 2023, February 9, 2023, February 13, 2023, March 10, 2023, March 20, 2023 and May 1, 2023; and

•

the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on October 26, 2015, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) at no cost, by writing to or telephoning us at the following address:

Broady Hodder

Senior Vice President, Legal Affairs, Corporate Governance and Strategic Transactions & Secretary

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 383-4000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Trustee Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
NASDAQ and Other Listing Fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Delaware Corporations

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of a corporation may and, in some cases, must be indemnified by the corporation against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, he had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the corporation, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Delaware Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

Georgia Corporations

The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director in connection with a proceeding by or in the right of the corporation (other than for reasonable expenses) if it is determined that the director has not met the relevant standard of conduct, or with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Georgia Business Corporation Code additionally prohibits indemnification of an officer for liability arising in connection with appropriation of a business opportunity of the corporation, intentional or knowing violation of law, improper distributions or improper personal benefit.

Kansas Limited Liability Companies

Section 17-7670 of the Kansas Revised Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a present or former member, manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise as a plaintiff in an action to determine that the plaintiff is a member of a limited liability company or in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member, manager, officer, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or in defense of any claim, issue or matter therein, such member, manager, officer, employee or agent shall be indemnified by the limited liability company against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

Nevada Limited Liability Companies

Sections 86.411 and 86.421 of the Nevada Limited-Liability Companies law permit indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim as to which such a person has been adjudged to be liable to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Nevada Limited-Liability Companies law allows a company to purchase or maintain insurance for members, managers, employees, and agents of the company.

General

The certificates of incorporation of T-Mobile US, Inc. (“T-Mobile”) and T-Mobile USA, Inc. (“T-Mobile USA”) each provide for indemnification, to the fullest extent permitted by the DGCL, to any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of T-Mobile or T-Mobile USA, respectively, or is or was serving at the request of T-Mobile or T-Mobile USA, respectively, as a director, officer, or agent of another corporation, limited liability company, or other enterprise, against expenses (including attorneys’ fees), judgments, liabilities, losses, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding. Each of T-Mobile and T-Mobile USA applies the provisions of its certificate of incorporation to indemnification of directors and officers of its wholly-owned subsidiaries, including the co-registrants. In addition, the organizational documents governing certain of the co-registrants generally provide directors, managers and officers with similar rights to indemnification to the fullest extent permitted by law.

The Fifth Amended and Restated Certificate of Incorporation of T-Mobile provides that no director is liable to T-Mobile or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

T-Mobile has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance. Any underwriting agreement may provide for indemnification by the underwriters of the issuer(s), any guarantors and their officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

1.1*	Form of Underwriting or Purchase Agreement.

2.1	Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V. and SoftBank Group Corp. (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 30, 2018).

2.2	Amendment No. 1, dated as of July 26, 2019, to the Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp. (incorporated by reference to Exhibit 2.2 to T-Mobile’s Current Report on Form 8-K filed with the SEC on July 26, 2019).

2.3	Amendment No. 2, dated as of February 20, 2020, to the Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp., as amended (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on February 20, 2020).

2.4	Asset Purchase Agreement, dated as of July 26, 2019, by and among T-Mobile US, Inc., Sprint Corporation and DISH Network Corporation (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on July 26, 2019).

2.5	First Amendment, dated as of June 17, 2020, to the Asset Purchase Agreement, dated as of July 26, 2019, by and among T-Mobile US, Inc., Sprint Corporation and DISH Network Corporation (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on June 17, 2020 at 4:46 p.m. Eastern time).

2.6	Asset Purchase Agreement, dated as of May 28, 2021, by and between T-Mobile USA, Inc. and Shenandoah Telecommunications Company (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on June 1, 2021).

2.7	Amendment No. 1 to Asset Purchase Agreement, dated as of July 1, 2021, by and between T-Mobile USA, Inc. and Shenandoah Telecommunications Company (incorporated by reference to Exhibit 2.2 to T-Mobile’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2021).

2.8**	Membership Interest Purchase Agreement, dated as of September 6, 2022, by and among Sprint LLC, Sprint Communications LLC, and Cogent Infrastructure, Inc. (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on September 7, 2022).

4.1	Fifth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 1, 2020).

4.2	Seventh Amended and Restated Bylaws of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.2 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 1, 2020).

4.3	Proxy, Lock-Up and ROFR Agreement, dated as of April 1, 2020, by and between Deutsche Telekom AG and SoftBank Group Corp. (incorporated by reference to Exhibit 6 to the Schedule 13D with respect to T-Mobile filed with the SEC on April 2, 2020).

Exhibit No.	Document

4.4	Proxy, Lock-Up and ROFR Agreement, dated as of June 22, 2020, among Deutsche Telekom AG, Claure Mobile LLC and Raul Marcelo Claure (incorporated by reference to Exhibit 49 to the Schedule 13D/A with respect to T-Mobile filed with the SEC on June 24, 2020).

4.5	Specimen Common Stock Certificate (incorporated by reference to Exhibit 99.3 to Amendment No. 1 to T-Mobile’s Form 8-A filed with the SEC on May 2, 2013).

4.6	Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020, by and among Deutsche Telekom AG, SoftBank Group Corp. and T-Mobile US, Inc. (incorporated by reference to Exhibit 4.2 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on June 22, 2020).

4.7	Indenture, dated as of September 15, 2022, by and among T-Mobile USA, Inc., the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on September 15, 2022).

4.8*	Specimen Preferred Stock Certificate.

4.9*	Form of Warrant Agreement.

4.10*	Form of Rights Certificate.

4.11*	Form of Rights Agreement.

4.12*	Form of Deposit Agreement.

4.13*	Form of Purchase Agreement.

4.14*	Form of Unit Agreement.

5.1†	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

5.2†	Opinion of Polsinelli PC.

22.1†	List of Guarantor Subsidiaries.

23.1†	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2†	Consent of Polsinelli PC (included in Exhibit 5.2).

23.3†	Consent of Deloitte & Touche LLP.

23.4†	Consent of PricewaterhouseCoopers LLP.

24.1†	Powers of Attorney (included on the signature pages hereof).

25.1†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture dated as of September 15, 2022.

107.1†	Filing Fee Table.

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**

In accordance with Item 601(a)(5) of Regulation S-K, certain schedules (or similar attachments) to this exhibit have been omitted from this filing. The registrant will provide a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

†	Filed herewith.

The registrant agrees to furnish to the Securities and Exchange Commission upon request a copy of any long-term debt instruments that have been omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

T-MOBILE US, INC.

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ G. Michael Sievert G. Michael Sievert	President and Chief Executive Officer (Principal Executive Officer) and Director	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Timotheus Höttges Timotheus Höttges	Chairman of the Board of Directors	May 1, 2023

/s/ Marcelo Claure Marcelo Claure	Director	May 1, 2023

/s/ Srikant M. Datar Srikant M. Datar	Director	May 1, 2023

/s/ Srinivasan Gopalan Srinivasan Gopalan	Director	May 1, 2023

Name	Title	Date

/s/ Bavan Holloway Bavan Holloway	Director	May 1, 2023

/s/ Christian P. Illek Christian P. Illek	Director	May 1, 2023

/s/ Raphael Kübler Raphael Kübler	Director	May 1, 2023

/s/ Thorsten Langheim Thorsten Langheim	Director	May 1, 2023

/s/ Dominique Leroy Dominique Leroy	Director	May 1, 2023

/s/ Letitia A. Long Letitia A. Long	Director	May 1, 2023

/s/ Teresa A. Taylor Teresa A. Taylor	Director	May 1, 2023

/s/ Kelvin R. Westbrook Kelvin R. Westbrook	Director	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

T-MOBILE USA, INC.

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ G. Michael Sievert G. Michael Sievert	President and Chief Executive Officer (Principal Executive Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Christopher M. Miller Christopher M. Miller	Director	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	President of Assurance Wireless USA, L.P., the Registrant’s Member	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

ATI SUB, LLC CLEARWIRE LEGACY LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	President of Clearwire Communications LLC, the Registrant’s Member	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

CLEARWIRE SPECTRUM HOLDINGS LLC CLEARWIRE SPECTRUM HOLDINGS II LLC FIXED WIRELESS HOLDINGS, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	President of Clearwire Legacy LLC, the Registrant’s Member	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

APC REALTY AND EQUIPMENT COMPANY, LLC

IBSV LLC

NSAC, LLC

PUSHSPRING, LLC

SPRINT COMMUNICATIONS LLC

SPRINT SOLUTIONS LLC

T-MOBILE INNOVATIONS LLC

T-MOBILE LICENSE LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES LLC

T-MOBILE SOUTH LLC

T-MOBILE WEST LLC

TMUS INTERNATIONAL LLC

TVN VENTURES LLC

WBSY LICENSING, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer) and Manager	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

CLEARWIRE SPECTRUM HOLDINGS III LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	President of Nextel West Corp., the Registrant’s Member	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

NEXTEL SOUTH CORP. NEXTEL WEST CORP. SPRINT CAPITAL CORPORATION

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer) and Director	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Christopher M. Miller Christopher M. Miller	Director	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

T-MOBILE FINANCIAL LLC T-MOBILE LEASING LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President and Treasurer

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President and Treasurer (Principal Executive Officer and Principal Financial Officer) and Manager	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Controller (Principal Accounting Officer)	May 1, 2023

/s/ Christopher M. Miller Christopher M. Miller	Manager	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

CLEARWIRE COMMUNICATIONS LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	President of Sprint Communications LLC, the Registrant’s Member	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

SPRINTCOM LLC
SPRINT SPECTRUM LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President and Treasurer

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President and Treasurer (Principal Executive Officer and Principal Financial Officer) and Manager	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Controller (Principal Accounting Officer)	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

SPRINT PCS ASSETS, L.L.C.

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	President and Treasurer of Sprint Spectrum LLC, the Registrant’s Member	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

CLEAR WIRELESS LLC NEXTEL RETAIL STORES, LLC NEXTEL SYSTEMS, LLC VMU GP, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	President and Treasurer of SprintCom LLC, the Registrant’s Member	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

ASSURANCE WIRELESS USA, L.P.

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	President of VMU GP, LLC, the Registrant’s General Partner	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer) and Manager	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Christopher M. Miller Christopher M. Miller	Manager	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

PRWIRELESS PR, LLC T-MOBILE CENTRAL LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	Executive Vice President and Chief Financial Officer of T-Mobile USA, Inc., the Registrant’s Member	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

SPRINT LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ G. Michael Sievert G. Michael Sievert	President and Chief Executive Officer (Principal Executive Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Manager	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 1, 2023.

AMERICAN TELECASTING OF SEATTLE, LLC SPRINT SPECTRUM REALTY COMPANY, LLC TDI ACQUISITION SUB, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	May 1, 2023

/s/ Dara Bazzano Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2023

/s/ Peter Osvaldik Peter Osvaldik	President of T-Mobile License LLC, the Registrant’s Member	May 1, 2023